                                                                    EXHIBIT 23.2

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Whittaker Corporation for the registration of 1,974,333 shares of its common stock and to the incorporation by reference therein of our report dated December 16, 1996, with respect to the consolidated financial statements of Whittaker Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 1996, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Los Angeles, California

March 7, 1997